EXHIBIT (5)(b)

         AMERICAN GENERAL LIFE INSURANCE COMPANY of New York ("AGNY")
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas

                               -SERVICE REQUEST-

                                  GENERATIONS
                                  ===========
                               Variable Annuity

                     COMPLETE AND RETURN THIS REQUEST TO:
                            Annuity Administration
                                 P.O. Box 1401
                            Houston, TX 77251-1401

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1.  [X]  CERTIFICATE  INDENTIFICATION  (COMPLETE  SECTION  1 AND  15  FOR  ALL
    REQUESTS.) INDICATE CHANGE OR REQUEST DESIRED BELOW.

    CERTIFICATE#:_________________________ ANNUITANT:_________________________

    CERTIFICATE OWNER(S):_____________________________________________________
    (Name and
    Address:)         ________________________________________________________
    [ ] Check here
        if change     ________________________________________________________
        of address

    S.S. NO. OR TAX I.D. NO.:____/____/____  Phone Number:(   )_______________
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2.  [ ] NAME CHANGE

    [ ]Annuitant* [ ]Beneficiary* [ ]Owner(s)* (*DOES NOT CHANGE ANNUITANT, BENEFICIARY OR OWNERSHIP DESIGNATION.)

    __________________________________________________________________________
    FROM (FIRST, MIDDLE, LAST)          | TO (FIRST, MIDDLE, LAST)
    ____________________________________|_____________________________________
    Reason: [ ]Marriage [ ]Divorce [ ]Correction [ ]Other (ATTACH CERTIFIED COPY OF COURT ORDER)
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3.  [ ] DUPLICATE CERTIFICATE

    I/we hereby certify that the certificate for the listed number has been
    [ ]LOST  [ ]DESTROYED  [ ]OTHER_______________
    Unless I/we have directed cancellation of the certificate, I/we request that a Certificate of Lost Certificate be issued. If the original certificate is located, I/we will return the Certificate to AGNY to be voided.
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4.  [ ] BENEFICIARY CHANGE
    THIS SECTION IS FOR HOME OFFICE USE ONLY
    __________________________________________________________________________
    PRIMARY                            |  CONTINGENT
    ___________________________________|______________________________________
    This change of beneficiary has been approved by AGNY, at its Home Office, and presentation of the Certificate for endorsement has been waived.

    DATE OF APPROVAL:_____________

    By:___________________________________________________
       AMERICAN GENERAL LIFE INSURANCE COMPANY OF NEW YORK
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5.  [ ] AUTOMATIC ADDITIONAL PREMIUM PAYMENT OPTION

    _________ By initialing here, I authorize American General Life of New York to collect $________________ (Min. $100) starting month/day __________ by initiating electronic debit entries against my bank account with the following frequency:
    [ ]Monthly   [ ]Quarterly   [ ]Semiannually [ ]Annually
    (Attach voided check to Service Request)
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    6. [ ] DOLLAR COST AVERAGING

    Dollar-cost  average  [ ] $______  OR [ ] ______%  (whole % only)
    Begin Date:__/__/__
    Taken from  [ ] (137) Money Market OR [ ] (142) 1-Year Fixed Account
    Frequency: [ ]Monthly  [ ]Quarterly  [ ]Semiannually  [ ]Annually
    Duration:  [ ]12 months  [ ]24 months  [ ]36 months
               [ ]48 months  [ ]60 months
    To be allocated to the following division(s) as indicated. (Use only dollars OR percentages)

   [(140) Asian Equity            ____%  (129) Fixed Income           ____%   (136) Mid Cap Value           ____%
    (125) Domestic Income         ____%  (130) Global Equity          ____%   (137) Money Market            ____%
    (126) Emerging Growth         ____%  (131) Government             ____%   (138) Real Estate Securities  ____%
    (127) Emerging Markets Equity ____%  (133) Growth and Income      ____%   (139) Value                   ____%
    (128) Enterprise              ____%  (134) High Yield             ____%   Other________________         ____%]
    (132) Equity Growth           ____%  (135) International Magnum   ____%

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7.  [ ] AUTOMATIC REBALANCING
        ($25,000 MINIMUM)
        Use whole percentages. Total must equal 100%

    [ ]ADD [ ]CHANGE automatic rebalancing of variable investments to the percentage allocations indicated below:
    [ ]Quarterly [ ]Semiannually [ ]Annually (Based on certificate anniversary)

   [(140) Asian Equity            ____%  (129) Fixed Income           ____%   (136) Mid Cap Value           ____%
    (125) Domestic Income         ____%  (130) Global Equity          ____%   (137) Money Market            ____%
    (126) Emerging Growth         ____%  (131) Government             ____%   (138) Real Estate Securities  ____%
    (127) Emerging Markets Equity ____%  (133) Growth and Income      ____%   (139) Value                   ____%
    (128) Enterprise              ____%  (134) High Yield             ____%   Other________________         ____%]
    (132) Equity Growth           ____%  (135) International Magnum   ____%
    [ ]STOP automatic rebalancing

    NOTE: Automatic rebalancing is only available for variable divisions. Automatic Rebalancing will not change allocation of future purchase payments.
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8.  [ ] CHANGE ALLOCATION OF FUTURE PURCHASE PAYMENTS
        Use whole percentages. Total must equal 100%

   [(140) Asian Equity            ____%  (129) Fixed Income           ____%   (136) Mid Cap Value           ____%
    (125) Domestic Income         ____%  (130) Global Equity          ____%   (137) Money Market            ____%
    (126) Emerging Growth         ____%  (131) Government             ____%   (138) Real Estate Securities  ____%
    (127) Emerging Markets Equity ____%  (133) Growth and Income      ____%   (139) Value                   ____%
    (128) Enterprise              ____%  (134) High Yield             ____%   Other________________         ____%
    (132) Equity Growth           ____%  (135) International Magnum   ____%   (142) 1 Year Fixed Account    ____%]

    NOTE: A change to the allocation of future purchase payments, will not alter Automatic Rebalancing allocations.
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AGNY 8794-1

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9.  [ ] TRANSFER OF ACCUMULATED VALUES

    Indicate division number along with gross dollar or percentage amount. (Maintain $ or % consistency)

     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________
     % or $________ from Div.________ to Div. ________      % or $________ from Div.________ to Div.________

NOTE: If a transfer is elected and Automatic Rebalancing is active on your account, you may want to consider changing the Automatic Rebalancing allocations (Section 7). Otherwise, the Automatic Rebalancing will transfer funds in accordance with instructions on file.
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10.  [ ] SYSTEMATIC WITHDRAWAL
    (ALSO COMPLETE SEC. 14)
    ($100 minimum withdrawal)
    Percentages (whole % only)
    must equal 100%, or
    Dollars must equal total amount.

    Specified Dollar Amount $______________________

    Frequency: [ ]Monthly [ ]Quarterly [ ]Semiannually [ ]Annually
    To Begin on___/___/___
    (Date must be between the 5th and 24th of the month and at least 30 days after issue date.)

    Unless specified below, withdrawals will be taken from the divisions as they are currently allocated in your certificate.

    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

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11. [ ] REQUEST FOR PARTIAL WITHDRAWAL (ALSO COMPLETE SEC. 14)
    Amount requested is to be ( ) net OR ( ) gross of applicable charges. Total Amount=$________

    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________
    $ or %________ Div.No.________     $ or %________ Div.No.________     $ or %________ Div.No.________

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12. [ ] REQUEST FOR FULL SURRENDER (ALSO COMPLETE SEC. 14)

    [ ] Certificate attached
    [ ] I hereby declare that the certificate specified above has been lost, destroyed, or mislaid and request that the value of the certificate be paid. I agree to indemnify and hold harmless AGNY against any claims which may be asserted on my behalf and on the behalf of my heirs, assignees, legal representatives, or any other person claiming rights derived through me against AGNY on the basis of the certificate.
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13. [ ] ALTERNATE PAYEE

    Check(s) will be made payable to the Certificate Owner(s) and mailed to the Owner's address of record unless specified otherwise below:

    ___________________________________________
    Name of Individual or Financial Institution
    ______________________________
    Account Number (if applicable)
    _________________________________________________________________________
    Address                               City           State       Zip
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14. [ ] NOTICE OF WITHHOLDING

    The taxable portion of the distribution you receive from your annuity certificate is subject to federal income tax withholding unless you elect not to have withholding apply. Withholding of state income tax may also be required by your state of residence. You may elect not to have withholding apply by checking the appropriate box below. If you elect not to have withholding apply to your distribution or if you do not have enough income tax withheld, you may be responsible for payment of estimated tax. You may incur penalties under the estimated tax rules if your withholding and estimated tax are not sufficient.

    Check one: [ ] I do NOT want income tax withheld from this distribution.
               [ ] I do want 10% or ____% income tax withheld from this
                   distribution.
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15. [X] AFFIRMATION/SIGNATURE
    (COMPLETE THIS SECTION FOR ALL REQUESTS.)

    CERTIFICATION: Under penalty of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code

    The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

    _________________                _____________________________________
    DATE                                     SIGNATURE OF OWNER(S)


AGNY 8794-1